                                                                                Exhibit 99.1

Talk America Reports Fourth Quarter and Full Year 2004 Results
Revenue and Net Income Within Guidance
Company Increases “Networked” Lines Forecast for 2005

FOURTH QUARTER HIGHLIGHTS
•	Approximately 25,000 customer lines on network
•	Billed bundled lines of 671,000, up 21% over Q4 2003
•	Approximately 22,000 dial-up subscribers
•	DSL testing on track
•	Total revenue of $125.3 million, up 24% over Q4 2003
•	Bundled revenue of $110.7 million, up 36% over Q4 2003
•	EBITDA of $23.4 million
•	Net income of $11.1 million, or $0.40 per share on a diluted basis
•	Cash balance of $47.5 million; total debt of $4.2 million

YEAR END HIGHLIGHTS
•	Total revenue of $471.0 million, up 23% over 2003
•	Bundled revenue of $407.7 million, up 44% over 2003
•	EBITDA of $82.2 million
•	Net income of $36.8 million, or $1.32 per share on a diluted basis
•	Cash flow from operations of $74.4 million

Reston, Virginia - March 1, 2005 - Talk America (NASDAQ: TALK) today announced fourth quarter and full year results for 2004. For the fourth quarter 2004, we reported net income of $11.1 million, or $0.40 per share on a diluted basis, as compared to net income of $7.6 million, or $0.27 per share on a diluted basis, for the fourth quarter 2003. Results for the fourth quarter 2004 include increased depreciation expense of $1.4 million related to a reduction in the remaining useful lives of our five long distance switches and other income of $1.9 million due to a reduction in sales and use tax accruals.

For the full year 2004, net income was $36.8 million, or $1.32 per share on a diluted basis, as compared to net income of $81.8 million, or $2.94 per share on a diluted basis, for the full year 2003. We have changed the classification of certain expenses presented in the accompanying financial information, including customer billing expenses, from network and line costs to general and administrative expense.  As we discuss below, the results for the full year 2004 and the 2003 periods reflect our restatements of financial results for periods prior to our fourth quarter 2004.

(Note: See the schedule accompanying this news release for reconciliation to generally accepted accounting principles (GAAP) for the non-GAAP financial measure mentioned in this release)

SUCCESSFUL EXECUTION OF NETWORKING PLAN
As of December 31, 2004, we had approximately 25,000 lines provisioned on our network. Our line conversion process is now fully automated and we have increased our target to 175,000 lines to be converted by the end of 2005. We are moving forward with plans to install networking equipment in 80 end offices in Detroit and Grand Rapids, Michigan during 2005. Ed Meyercord, Chief Executive Officer and President of Talk America, commented, “building a network for local phone service in Michigan provides us with a platform that addresses 1.9 million households and lays the groundwork for our expansion into new customer segments including small and medium sized businesses. We are keeping pace with our line migration objective and our margin assumptions are holding firm.”

HIGH SPEED DSL DEPLOYMENT TO TRACK NETWORK BUILD-OUT
We have been testing the delivery of high-speed internet access to customers using digital subscriber line, or DSL, technology. We have been pleased with the results and plan to offer DSL services to those customers in our networking footprint, which we expect will expand significantly during 2005. Mr. Meyercord added, “our networking and IT development teams have been working to develop the DSL product commensurate with our network build-out in Michigan. Delivery of a cost effective, high quality product is critical to our competitiveness in the consumer and small and medium sized business markets.”

BUNDLED BUSINESS TO GENERATE SIGNIFICANT CASH FLOW
During 2004, our business generated $74.4 million of cash from operations which funded our capital expenditures and debt reduction during the year. We expect to generate significant cash flow during 2005 that will fund the build-out of our network in Michigan and will provide us with significant financial flexibility.

ACCOUNTING RESTATEMENTS
During the course of the year-end closing process and in considering certain comments that we recently received from the Securities and Exchange Commission in respect of our 2003 and quarterly 2004 reports, we have determined that we should correct our accounting for deferred tax assets, certain customer fees and diluted net income per share. Management has made an initial evaluation of the effect of these corrections and has included financial results reflecting those estimates, which are not yet audited.

On February 25, 2005, our Audit Committee, after discussion with management and consultation with our independent public accounting firm, PricewaterhouseCoopers LLP, approved the restatement of our annual and quarterly financial statements for 2003 and the first three quarters of 2004 as recommended by management, to reflect the required revisions to our accounting. The restatements presented below and in the accompanying financial information include adjustments that result from the determinations described above. Accordingly, the financial statements in our reports filed with the Securities and Exchange Commission covering the periods noted should not be relied upon until restatements of such financial statements are filed with the Securities and Exchange Commission.

We are restating our results for 2003 and 2004 to account for (1) the recording of certain fee revenue that was previously misclassified as a liability, (2) the timing of recording of certain deferred tax assets, (3) the increase in deferred tax assets and corresponding decrease to goodwill related to net operating losses acquired as part of our acquisition of Access One and (4) an overstatement in the number of fully diluted shares outstanding due to the exclusion of the deferred tax benefit of option exercises. With the exception of the deferred tax assets recorded in connection with the Access One acquisition, these changes are immaterial to our balance sheet and cash flow statements for the periods proposed to be restated. The following table summarizes the effect of the anticipated adjustments described above on our previously reported revenue, operating income, pre-tax income, net income, fully diluted earnings per share and fully diluted shares.

(in 000s, except per share data) (Unaudited)	2003					2004
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3
Revenues:
Reported	$87,843	$93,748	$99,929	$101,143	$382,663	$109,321	$114,881	$120,537
As Restated	88,202	93,906	100,178	101,407	383,693	109,619	115,213	120,929

Operating Income:
Reported	$15,179	$19,027	$17,620	$13,432	$65,258	$14,103	$13,973	$13,864
As Restated	15,538	19,185	17,869	13,696	66,288	14,401	14,305	14,256

Pre-Tax Income:
Reported	$14,961	$17,500	$16,106	$12,197	$60,764	$13,387	$13,573	$14,486
As Restated	15,319	17,658	16,355	12,461	61,793	13,685	13,905	14,878

Net Income:
Reported	$9,126	$10,675	$51,566	$7,094	$78,461	$8,356	$8,548	$9,147
As Restated	9,343	10,771	54,102	7,601	81,817	8,288	8,422	9,011

Fully Diluted EPS:
Reported	$0.32	$0.37	$1.74	$0.25	$2.75	$0.29	$0.30	$0.32
As Restated	0.32	0.37	1.88	0.27	2.94	0.29	0.30	0.32

Fully Diluted Shares:
Reported	29,940	29,562	29,761	28,884	28,514	28,862	28,694	28,212
As Restated	29,940	29,570	28,877	28,107	27,806	28,130	28,039	27,737

 We continue to review our internal controls over financial reporting and whether the facts and circumstances underlying the accounting corrections reflected in the restatements constitute “material weaknesses” as defined by the Public Company Accounting Oversight Board’s Auditing Standard No. 2. The fact that we will restate our financial statements, as described above, indicates “material weaknesses” as defined by these standards.

FINANCIAL GUIDANCE
Our capital expenditure forecast, including capitalized software, for 2005 is $43 - $47 million. As a result of a reduction in the remaining useful lives of our long distance switches and additional capital expenditures related to our network build-out, we expect that our depreciation and amortization expense will increase to approximately $42 million in 2005. Our operational and financial targets for the first quarter 2005 and for the full year 2005 are as follows:

Metrics	Q1 2005	2005
Lines on Network	25-30k	175k
Total Revenue	$113-$118 mm	$375-$385 mm
EBITDA	$18-$20 mm	$68-$72 mm

CONFERENCE CALL
Talk America’s management will host a conference call to discuss the fourth quarter and full year 2004 operating results at 5:00 PM ET on March 1, 2005. The call can be accessed by dialing the following: US (800) 263-9155, International, (212) 676-4900. A replay of the call will be available through 7:00 p.m. ET on March 8, 2005 by dialing the following: US (800) 633-8284, International (402) 977-9140. The reservation number for the replay is 21225980.

Additionally, a live web simulcast of the conference call will be available online at www.talkamerica.com and www.streetevents.com.

About Talk America

Talk America is a leading competitive communications provider that offers phone services and high speed internet access to both residential and business customers. Talk America delivers value in the form of savings, simplicity and quality service to its customers through its leading edge network and award-winning back office. For further information, visit us online at: http://www.talkamerica.com.

Please Note: Certain of the statements contained herein may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are identified by the use of forward-looking words or phrases, including, but not limited to, “estimates,” “expects,” “expected,” “anticipates,” “anticipated,” and “targets”. These forward-looking statements are based on our current expectations. Although we believe that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to have been correct. Forward-looking statements involve risks and uncertainties and our actual results could differ materially from our expectations. In addition to those factors discussed in the foregoing, important factors that could cause such actual results to differ materially include, among others, dependence on the availability and functionality of local exchange carriers' networks as they relate to the unbundled network element platform, failure to establish and deploy our own local network as we plan to do or to operate it in a profitable manner, increased price competition for long distance and local services, failure of the marketing of the bundle of local and long distance services and long distance services under our direct marketing channels and our various marketing partners, failure to manage the nonpayment of amounts due us from our customers from bundled and long distance services, attrition in the number of end users, failure or difficulties in managing our operations, including attracting and retaining qualified personnel, failure to be able to expand our active offering of local bundled services in a greater number of states, failure to provide timely and accurate billing information to customers, failure to manage our collection management systems and credit controls for customers, interruption in our network and information systems, failure to provide adequate customer service, and changes in government policy, regulation and enforcement and/or adverse judicial or administrative interpretations and rulings relating to regulations and enforcement, including, but not limited to, the continued availability of the unbundled network element platform of the local exchange carriers network and unbundled network element pricing methodology.

For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the discussions contained in our Quarterly report on Form 10-Q filed November 9, 2004 and our Annual Report on Form 10-K for the year-ended December 31, 2003, filed March 12, 2004, as amended by our Form 10-K/A filed May 7, 2004, and any subsequent filings. We undertake no obligation to update our forward-looking statements.

--Financial Tables To Follow--

TALK AMERICA HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)
(Unaudited)

	Three Months Ended December 31,		For the Year Ended December 31,

	2004	2003	2004	2003
		Restated		Restated
Revenue	$125,251	$101,407	$471,012	$383,693

Costs and expenses:
Network and line costs	62,479	46,420	225,918	173,349
General and administrative expenses	17,741	17,184	71,346	63,104
Provision for doubtful accounts	7,259	3,038	21,313	11,599
Sales and marketing expenses	14,396	15,862	70,202	51,008
Depreciation and amortization	7,009	5,207	22,904	18,345
Total costs and expenses	108,884	87,711	411,683	317,405

Operating income	16,367	13,696	59,329	66,288

Other income (expense):
Interest income	86	51	290	388
Interest expense	(35)	(1,287)	(733)	(7,353)
Other income (expense), net	1,895	1	1,895	2,470
Income before provision for income taxes	18,313	12,461	60,781	61,793
Provision (benefit) for income taxes	7,222	4,860	23,969	(20,024)

Net income	$11,091	$7,601	$36,812	$81,817

Income per share - Basic:
Net income per share	$0.41	$0.29	$1.36	$3.10

Weighted average common shares outstanding	26,992	26,526	26,847	26,376

Income per share - Diluted:
Net income per share	$0.40	$0.27	$1.32	$2.94

Weighted average common and common equivalent shares outstanding	27,750	28,107	27,854	27,806

TALK AMERICA HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)
(Unaudited)

	December 31, 2004	December 31, 2003
		Restated
Assets
Current assets:
Cash and cash equivalents	$47,492	$35,242
Accounts receivable, trade (net of allowance for uncollectible accounts of $17,508 and $9,414 at December 31, 2004 and 2003, respectively)	48,873	40,321
Deferred income taxes	34,815	24,605
Prepaid expenses and other current assets	6,888	5,427
Total current assets	138,068	105,595

Property and equipment, net	65,823	68,069
Goodwill	13,013	13,013
Intangibles, net	1,966	4,666
Deferred income taxes	14,291	48,288
Other assets	8,567	7,547
	$241,728	$247,178

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$43,439	$35,296
Sales, use and excise taxes	11,179	13,521
Deferred revenue Legal settlements	15,321	10,873
Current portion of long-term debt	2,529	16,806
Accrued compensation	6,690	9,888
Other current liabilities	5,426	6,851
Total current liabilities	84,584	93,235

Long-term debt	1,717	31,791

Deferred income taxes	13,906	19,009

Commitments and contingencies

Stockholders' equity:
Preferred stock - $.01 par value, 5,000,000 shares authorized; no shares outstanding	--	--
Common stock - $.01 par value, 100,000,000 shares authorized; 27,037,096 and 26,662,952 shares issued and outstanding at December 31, 2004 and 2003, respectively	284	280
Additional paid-in capital	356,409	354,847
Accumulated deficit	(210,172)	(246,984)
Treasury stock - $.01 par value, 1,315,789 shares at December 31, 2004	(5,000)	(5,000)
Total stockholders' equity	141,521	103,143
	$241,728	$247,178

TALK AMERICA HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended December 31,
	2004	2003
		Restated
Cash flows from operating activities:
Net income	$36,812	$81,817
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	21,313	11,599
Depreciation and amortization	22,904	18,345
Other non-cash charges	9	--
Non-cash interest and amortization of accrued interest liabilities	(956)	(260)
Loss on sale and retirement of assets	4	22
Gain from extinguishment of debt	--	(2,476)
Deferred income taxes	19,441	(23,410)

Changes in assets and liabilities:
Accounts receivable, trade	(29,865)	(24,077)
Prepaid expenses and other current assets	(900)	(1,533)
Other assets	60	1,410
Accounts payable	8,143	3,144
Deferred revenue	4,448	4,393
Sales, use and excise taxes	(2,342)	2,082
Accrued compensation	(3,198)	4,279
Other current liabilities	(1,425)	(2,163)
Net cash provided by operating activities	74,448	73,172

Cash flows from investing activities:
Acquisition of intangibles	--	(133)
Capital expenditures	(12,963)	(11,844)
Capitalized software development costs	(3,534)	(2,738)
Net cash used in investing activities	(16,497)	(14,715)

Cash flows from financing activities:
Payments of borrowings	(45,273)	(52,918)
Payments of capital lease obligations	(1,228)	(61)
Proceeds from exercise of options and warrants	800	1,176
Purchase of treasury stock	--	(5,000)
Net cash used in financing activities	(45,701)	(56,803)

Net increase in cash and cash equivalents	12,250	1,654
Cash and cash equivalents, beginning of year	35,242	33,588
Cash and cash equivalents, end of year	$47,492	$35,242

TALK AMERICA HOLDINGS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION

Non-GAAP Financial Measure:

The non-GAAP financial measure that we use in this news release is listed below. We have included reconciliation of this non-GAAP financial measure to the most directly comparable GAAP measures in our financial statements.

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) is defined as operating income plus depreciation and amortization.

EBITDA
($ in thousands)			Fourth Quarter
	2003	2004	2003	2004
Operating Income	$66,288	$59,329	$13,696	$16,367
Depreciation & Amortization	18,345	22,904	5,207	7,009
EBITDA	$84,633	$82,233	$18,903	$23,376

SOURCE: Talk America Holdings, Inc.

# # #
Contact Info:
Talk America
Jeff Schwartz
215-862-1097
jschwartz@talk.com